SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Goody’s Family Clothing, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GOODY’S FAMILY CLOTHING, INC.

400 Goody’s Lane
Knoxville, Tennessee 37922

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Goody’s Family Clothing, Inc.:

      We are pleased to invite you to attend our 2003 annual meeting of shareholders for the following purposes:

1.	To elect one director to serve for a term of three years; and

2.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

      In addition to the specific matters to be acted upon at the meeting as described in detail in the accompanying Proxy Statement, there will be a review of fiscal 2002, a report on the progress of the Company and an opportunity for shareholders to ask management questions of general interest during the meeting.

      Only shareholders of record at the close of business on April 28, 2003 are entitled to receive notice of and to vote at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE EITHER RETURN

THE ENCLOSED PROXY CARD OR VOTE THROUGH THE TELEPHONE OR
INTERNET VOTING PROCEDURES DESCRIBED ON YOUR PROXY CARD TO
ENSURE YOUR SHARES ARE VOTED AT THE MEETING. YOUR VOTE IS
IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

By Order of the Board of Directors,

Robert M. Goodfriend
Chairman of the Board and
Chief Executive Officer

Knoxville, Tennessee
May 12, 2003

      This Proxy Statement and the enclosed proxy card are being mailed on or about May 12, 2003 to the shareholders of record of the Company at the close of business on April 28, 2003. The Company’s 2002 Annual Report, which includes its consolidated financial statements and is not part of the proxy solicitation material, is being mailed with this Proxy Statement.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
Item 1 -- Election of Director
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN FISCAL 2002
AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND FISCAL YEAR-END OPTION VALUES
Item 2 -- Other Matters
APPENDIX A

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General

      This Proxy Statement is furnished by and on behalf of the Board of Directors (the “Board”) of Goody’s Family Clothing, Inc. (the “Company”) in connection with the solicitation of proxies for use at the 2003 annual meeting of shareholders (individually, a “Shareholder” and collectively, the “Shareholders”) of the Company, or at any and all adjournment(s) or postponement(s) thereof (the “Annual Meeting”). A copy of the notice of the Annual Meeting accompanies this Proxy Statement.

Date, time and place of the Annual Meeting

Date: June 18, 2003
Time: 10:00 a.m. EDT
Place: 400 Goody’s Lane, Knoxville, Tennessee

Shares entitled to vote

      There are 32,555,533 shares of common stock, no par value, of the Company (the “Common Stock”) entitled to notice of and to vote at the Annual Meeting, and each such share entitles its holder to one vote. April 28, 2003 has been fixed as the record date (the “Record Date”) for the determination of the Shareholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of Common Stock of record at the close of business on that day will be entitled to notice of and to vote at the Annual Meeting.

Voting your proxy

      Whether or not you plan to attend the Annual Meeting, we urge you to follow the instructions on the enclosed proxy card to cast your vote as promptly as possible. Casting your vote prior to the meeting will not affect your right to attend the Annual Meeting and change your vote. The enclosed proxy card indicates the number of shares that you own. Voting instructions are included on your proxy card. If you properly cast your vote in accordance with the instructions noted on your proxy card, one of the individuals named on your proxy card will vote your shares as you have directed. If you sign the proxy card and return it by mail in the enclosed envelope but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares as follows:

•	“FOR” the election of the nominee for director as described on page 3.

      If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with the Board’s recommendation. At the time this Proxy Statement was mailed to the Shareholders, the Company knew of no other matters to be acted on at the Annual Meeting.

Revoking your proxy

      You may revoke your proxy at any time before it is exercised by:

•	sending in another signed proxy card with a later date;

•	casting your vote again by telephone or through the Internet;

•	notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	voting in person at the Annual Meeting.

Voting in person

      If you plan to attend the Annual Meeting and vote in person, you will be provided with a ballot after you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring photo identification and an account statement or a letter from the nominee indicating that you were the beneficial owner of the shares on the Record Date.

Quorum requirements

      A quorum of Shareholders is necessary to hold a meeting of the Shareholders. The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting constitutes a quorum to act upon the proposed business. Shares as to which authority to vote is withheld, abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item, absent instruction from the beneficial owner of the shares and no such instruction is given.

Vote necessary to approve proposal

      Directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in any election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than another person or persons, if any, nominated for the same seat on the Board. Accordingly, votes withheld from director nominees, abstentions and broker non-votes will not be included in vote totals and will not be considered in determining the outcome of the vote.

Fiscal Year

      The terms “fiscal 1998,” “fiscal 1999,” “fiscal 2000,” “fiscal 2001,” “fiscal 2002,” and “fiscal 2003” as used herein refer to the Company’s fiscal years ended January 30, 1999, January 29, 2000, February 3, 2001, February 2, 2002; and February 1, 2003 and the Company’s fiscal year ending January 31, 2004, respectively.

Item 1 — Election of Director

Board of Directors

      The Board is divided into three classes of directors with each class holding office for a staggered three-year term. The term of the Class II Director, Samuel J. Furrow, will expire at the Annual Meeting. Mr. Furrow is a nominee for election at the Annual Meeting as a Class II Director to serve until the 2006 annual meeting of shareholders (or until the earlier election and qualification of his successor). The Company’s Bylaws (the “Bylaws”) provide that any vacancy in the Board created by the death, resignation or removal of a director shall be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, for a term of office until the next annual meeting of shareholders. The Bylaws further provide that the Company shall have at least five and no more than ten directors, with the Board to determine the exact number from time to time.

      Since the Board has only nominated one person for election as a Class II Director and has fixed the number of Class II Directors at one director, the Shareholders cannot vote for a greater number of persons than the nominee named herein. The election of the Class II Director requires the presence, in person or by proxy, of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting. The Class II Director is elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote at the Annual Meeting. The Company’s principal shareholder, Mr. Robert M. Goodfriend, owns approximately 40.5% of the outstanding shares of Common Stock and has indicated his intention to vote his shares in favor of the election as a Class II Director of the nominee listed below.

      In the event the nominee listed below refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies in the enclosed proxy card reserve full discretion to vote for such other person as may be nominated.

Biographies of Director Nominees, Directors, and Executive Officers

      The following table sets forth biographical data for the last five years for each nominee for director, for each director and for each executive officer of the Company (based upon information supplied by him or her to the Company) and such person’s length of service as a director and/or executive officer of the Company.

Class II Director — Nominee for Election at the Annual Meeting for a Term Expiring at the 2006 Annual Meeting

				Executive
		Position(s) With the Company, Principal	Director	Officer
Name	Age	Occupation and Business Experience	Since	Since

Samuel J. Furrow	61	Chairman of: Furrow Auction Company (a real estate and equipment sales company) since April 1968, and Innovo Group, Inc. (a publicly-held manufacturer and supplier of sports bags and apparel) since October 1998. Director of: Southeastern Advertising, Inc. (an advertising agency) since April 1968, and Innovo Group, Inc. since April 1998. Member of the Advisory Board of AmSouth Bank since September 1993. Owner of: Mercedes Benz of Knoxville since December 1980; Land Rover of Knoxville since July 1997; Land Rover of Chattanooga since December 1999; and Jaguar of Chattanooga since January 2003. Previously served as Chairman of Furrow-Justice Machinery Corporation (a six branch industrial and construction equipment dealer) from September 1983 to March 2001.	1995	—

Your Board Recommends a Vote FOR the election

of the above nominee as a Class II Director.

Class III Directors — Term Expiring at the 2004 Annual Meeting

				Executive
		Position(s) With the Company, Principal	Director	Officer
Name	Age	Occupation and Business Experience	Since	Since

Robert M. Goodfriend	53	Chairman of the Board of Directors and Chief Executive Officer of the Company.	1973	1977
Robert F. Koppel	56	President of East Tennessee Children’s Hospital since August 1976.	1995	—

Class I Directors — Term Expiring at the 2005 Annual Meeting

				Executive
		Position(s) With the Company, Principal	Director	Officer
Name	Age	Occupation and Business Experience	Since	Since

Irwin L. Lowenstein	67	Chairman of The Powell Company, Inc. (a privately-held furniture manufacturer) since November 2000 and a Director since February 1999. Director of Schnadig Corp. (a privately-held furniture manufacturer) since March 2001. Previously served as Executive Vice President of Rhodes/Heilig-Meyers Company (a publicly-held specialty furniture retailer) from February 1997 to February 2000.	1996	—
Cheryl L. Turnbull	42	Managing Director of Banc One Mezzanine Corp. (a merchant bank) since June 1999. Previously served as Director of Banc One Capital Markets, Inc. (a merchant bank) from January 1998 to June 1999.	1995	—

Executive Officers (in addition to Mr. Goodfriend):

			Executive
		Position(s) With the Company, Principal	Officer
Name	Age	Occupation and Business Experience	Since

Edward R. Carlin	62	Executive Vice President, Chief Financial Officer of the Company since July 1994, and Secretary of the Company since February 1995.	1994
Max W. Jones	48	Executive Vice President, Merchandising of the Company since July 2000. Previously served as President and Chief Executive Officer of Herberger’s Department Store, Inc. (a division of a publicly-held retail department store chain) from December 1997 to July 2000.	2000
David R. Mullins	51	Executive Vice President, Stores of the Company since December 1996.	1980
Robert S. Gobrecht	56	Assistant to the Chairman and Senior Vice President, Merchandising Coordinator of the Company since January 2003. Previously served as Vice President and Assistant to the Chairman of the Company from May 2002 to January 2003 and Vice President and Merchandising Coordinator of the Company from January 1997 to May 2002.	2003
Bruce E. Halverson	48	Senior Vice President, Planning and Allocation of the Company since January 1998.	1998
Hazel A. Moxim	53	Senior Vice President of Human Resources of the Company since January 2003. Previously served as Vice President of Human Resources of the Company from March 1997 to January 2003.	2003

			Executive
		Position(s) With the Company, Principal	Officer
Name	Age	Occupation and Business Experience	Since

John A. Payne	52	Senior Vice President, Divisional Merchandising Manager of the Company since February 2002. Previously served as Senior Vice President and General Merchandise Manager of the Company from July 2000 to February 2002. Previously served as Vice President of Mirth, Inc. (a clothing manufacturer) from March 1998 to July 2000.	2000
David G. Peek	42	Senior Vice President and Chief Accounting Officer of the Company since January 2001. Previously served as Vice President, Corporate Controller and Chief Accounting Officer of the Company from June 1997 to January 2001.	1996
Jay D. Scussel	59	Senior Vice President, Management Information Systems of the Company since January 1998.	1998
Bobby Whaley	58	Senior Vice President, Distribution, Transportation and Logistics of the Company since January 1998.	1998
John G. Wise	53	Senior Vice President, Marketing and Advertising of the Company since April 2003. Previously served as Vice President, Visual Merchandising of the Company from February 2000 to April 2003. Previously served as District General Manager of Sears, Roebuck & Co. (a publicly-held retail company) from October 1999 to February 2000; Manager of Private Brand Strategies from May 1998 to October 1999; and Store Manager from June 1993 to May 1998.	2003

Meetings and Committees of the Board

      During fiscal 2002, the Board met nine times and each director attended 75% or more of the aggregate number of meetings held by the Board and its committees on which he or she served.

      The Audit Committee of the Board, which consists of Messrs. Furrow and Koppel (Chair) and Ms. Turnbull, is primarily responsible for: (i) overseeing the integrity of the Company’s financial statements; (ii) overseeing the Company’s internal controls and procedures for finance, accounting, disclosure, and legal compliance; (iii) monitoring the performance of the Company’s internal auditing department and the independence and performance of the Company’s independent auditors; and (iv) providing an avenue of communication between the independent auditors, management, the internal auditing department, and the Board. The Audit Committee has a charter that details its duties and responsibilities. A current copy of this charter is attached to this Proxy Statement as Appendix A. Pursuant to the requirements of this charter, each member of the Audit Committee is an independent non-executive director, free from any relationship that would interfere with the exercise of his or her independent judgment. During fiscal 2002, the Audit Committee met nine times.

      The Compensation Committee of the Board, which consists of Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), is responsible for reviewing the compensation, including fringe benefits, of the Chief Executive Officer, other executive officers and key management of the Company, and making recommendations thereof to the Board. The Compensation Committee is also responsible for the review and administration of the Company’s stock option plans, 401(k) retirement plan, employee payroll investment plan, and short-term incentive compensation plan. In carrying out such responsibilities, the Compensation Committee reviews the salaries, benefits, performance, and other incentive bonuses of key employees as well as the general terms and conditions of the other benefit plans. During fiscal 2002, the Compensation Committee met six times.

      The Board also has a Nominating Committee, consisting of Messrs. Furrow (Chair), Goodfriend and Lowenstein, that is responsible for recommending to the Board suitable persons for election as directors of the Company. The Nominating Committee will consider nominees recommended by shareholders provided that the names of such persons are submitted no later than the date established for the submission of shareholder proposals for action at the Company’s next annual meeting of shareholders. The Nominating Committee met twice during fiscal 2002.

Report of the Audit Committee

      The Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the Company’s independent public accountants. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for fiscal 2002 with management. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

      The Company’s independent public accountants also provided to the Audit Committee certain written communications and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also discussed with the independent public accountants their independence from the Company and has considered whether the provision of non-audit services is compatible with maintaining their independence.

      Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board (and the Board approved) that the Company’s audited consolidated financial statements for fiscal 2002 be included in the Company’s Annual Report on Form 10-K for fiscal 2002 which was filed with the Securities and Exchange Commission on March 21, 2003.

AUDIT COMMITTEE

Robert F. Koppel (Chair)
Samuel J. Furrow
Cheryl L. Turnbull

Directors’ Compensation

      Each non-employee director is entitled to receive the following compensation from the Company:

•	a monthly retainer of $1,000;

•	a fee of $1,500 for attendance at each meeting of the Board or any of its committees (provided, however, committee meetings that are held on the same days as Board meetings are not counted as separate meetings and provided further that directors are not compensated for their participation in brief informative telephonic meetings); and

•	a fee of $1,500 for each eight hours of committee work outside of formal committee meetings that is considered equivalent to attendance at one committee meeting, thereby entitling such director to compensation.

      In addition to receiving directors’ fees, all non-employee directors are reimbursed for expenses incurred in connection with their attendance at meetings of the Board or any of its committees.

      Non-employee directors are also entitled to receive, upon first becoming a director of the Company, formula grants of stock options to purchase 15,000 shares of Common Stock. At each subsequent annual meeting of shareholders, formula grants of stock options to purchase 3,000 shares of Common Stock are also awarded to each non-employee director. These stock options are granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and vest in 20% annual increments following the date of grant.

      Directors are also eligible to receive additional grants of stock options under the Company’s Amended and Restated 1997 Stock Option Plan (the “1997 Plan”) at the discretion of the Compensation Committee. The exercise price, term and vesting of any such stock options would be determined by the Compensation Committee at its discretion. There were 2,037,750 shares of Common Stock available for future issuance under this plan as of April 28, 2003.

      Non-employee directors are permitted to irrevocably elect and receive (in lieu of cash for the director’s fees otherwise earned by them) non-qualified stock options exercisable to purchase shares of Common Stock at an exercise price equal to 50% of the fair market value of a share of Common Stock on the date of grant. This alternative allows the Company to eliminate the cash cost of annual directors’ fees otherwise due to non-employee directors and to more closely align the interests of non-employee directors with those of the shareholders. These stock options are granted at the Board meeting following the annual meeting of shareholders based on the number of anticipated meetings of the Board and its committees to be held during the twelve-month period, as well as the monthly retainer, beginning on the first day of the third quarter of the then current fiscal year of the Company and ending on the last day of the second quarter of the following fiscal year of the Company (the “Plan Year”). These stock options vest on the twelve-month anniversary of the date of grant and are subject to adjustment at the end of the Plan Year (which corresponds with the end of the Company’s second fiscal quarter) to reflect each director’s actual attendance at or participation in the meetings, or committee work. At each of the Board meetings following the respective annual meetings of shareholders for the last three years, all non-employee directors elected to receive 100% of their directors’ fees for the Plan Years following the respective annual meetings in the form of discounted stock options. The non-employee directors will be permitted to make such election for the 2003 Plan Year at the Board meeting planned for June 18, 2003 following the Annual Meeting. There were 244,532 shares of Common Stock available for future issuance under the Company’s Amended and Restated Discounted Stock Option Plan for Directors (the “Directors Plan”) as of April 28, 2003.

      No compensation is paid to Mr. Goodfriend, an executive officer of the Company, for services rendered in his capacity as a director of the Company.

Compensation Committee Interlocks and Insider Participation

      Decisions on executive compensation in fiscal 2002 were made by the Compensation Committee (and approved by the Board) upon the recommendation of the Company’s executive management (other than, in Mr. Goodfriend’s case, with respect to his own compensation). The Compensation Committee currently consists of Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), none of whom is or was an officer or other employee of the Company or had any relationship with the Company required to be disclosed as a Compensation Committee interlock, except that Mr. Koppel is the President of the East Tennessee Children’s Hospital (the “Hospital”) and Mr. Goodfriend is a director of the Hospital and as such participates in deliberations regarding incentive payments to officers of the Hospital, including, without limitation, Mr. Koppel. See “Certain Transactions with Directors and Officers.”

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”) on a timely basis. Reporting Persons are required to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to the Company and certain written representations that no other reports were required, the Company believes that all filing requirements applicable to Reporting Persons during and with respect to fiscal 2002 were complied with on a timely basis.

Share Ownership

      The following table sets forth information regarding the beneficial ownership of the outstanding shares of Common Stock as of the Record Date (except in the case of Dimensional Fund Advisors, Inc. and the other persons and entities referenced in footnote 5, the following table sets forth information regarding their beneficial ownership of the outstanding shares of Common Stock as of December 31, 2002) for: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the current and former executive officers of the Company named in the “Summary Compensation Table;” (iii) each director of the Company; and (iv) all directors and executive officers of the Company as a group. According to rules adopted by the Commission, a person is a “beneficial owner” of securities if that person has or shares the power to vote them or to direct their investment, or has the right to acquire beneficial ownership of such securities within 60 days from the Record Date through the exercise of an option, warrant or right, conversion of a security or otherwise. As of the date of this Proxy Statement, the Company only has shares of Common Stock outstanding. An asterisk indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock.

	Number of Shares and Nature of Beneficial
	Ownership at April 28, 2003

	Voting or Investment
	Power				Percent
					of	Acquirable within
Name	Sole		Shared		Class	60 Days(1)

Robert M. Goodfriend(2)	13,978,730	(3)	22,500	(4)	41.9%	822,000
Dimensional Fund Advisors, Inc.(5)	—		2,329,295	(5)	7.1%	—
Edward R. Carlin	121,405		—		*	121,000
Max W. Jones	32,400		—		*	32,400
Lana Cain Krauter	4,700		25,880	(6)	*	—
David R. Mullins	141,000		—		*	130,500
Samuel J. Furrow	55,563		—		*	55,563
Robert F. Koppel	55,801		—		*	55,801
Irwin L. Lowenstein	69,315		—		*	69,315
Cheryl L. Turnbull	97,081		—		*	97,081
All Directors and Executive Officers as a Group (16 Persons)	14,896,468	(3)	22,500	(7)	43.5%	1,710,260

(1)	This column lists the number of shares of Common Stock that the respective director and/or executive officer has the right to acquire within 60 days from the Record Date through the exercise of stock options awarded under the Company’s stock option plans. Such shares are also included in the “Sole” column of this table.
(2)	The business address of Mr. Goodfriend is 400 Goody’s Lane, Knoxville, Tennessee 37922.
(3)	These shares do not include 634,540 shares (1.9% of the outstanding shares of Common Stock) held in trust for Mr. Goodfriend’s children and any other shares of Common Stock owned by his children. Mr. Goodfriend has no voting or investment power with respect to any of these shares and disclaims beneficial ownership of them.
(4)	These shares are owned by Mr. Goodfriend’s wife, with whom Mr. Goodfriend shares voting and investment power with respect to such shares.
(5)	These shares are beneficially owned by four investment companies and certain commingled group trusts and separate accounts which are advised or managed by Dimensional Fund Advisors, Inc., a Delaware corporation (“Dimensional”). The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The foregoing information was derived from a Schedule 13G filed by Dimensional with the Commission.
(6)	These shares include 10,000 shares owned jointly by Ms. Krauter and her husband with whom she shares voting and investment power with respect to such shares and 15,880 shares owned by her husband as to which Ms. Krauter disclaims beneficial ownership.
(7)	Voting and investment power with respect to these shares are shared with certain family members of the respective director and/or executive officer. See footnote 4 above.

Compensation Committee Report on Executive Compensation

      Background. The Company currently has 12 executive officers and 5 directors (Mr. Goodfriend serves as both a director and an executive officer). Three of the non-employee directors, Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), comprise the Compensation Committee.

      Objective and Philosophy. The Compensation Committee works closely with management to design an executive compensation program to assist the Company in attracting and retaining outstanding executives and senior management personnel in the retail industry. The design and implementation of such program continually evolves, but is based primarily on two elements: (i) providing compensation opportunities that are competitive with retail companies of similar size; and (ii) linking executives’ compensation with the Company’s financial performance by rewarding the achievement of short-term and long-term objectives of the Company.

      Compensation Program Components. Currently, the three principal components of the Company’s executive compensation program are: (i) annual base salary; (ii) short-term incentive compensation in the form of performance bonuses payable in cash each year; and (iii) long-term incentive compensation in the form of stock options. These programs are structured in accordance with the Compensation Committee’s objectives and philosophy.

      Base Salary. Base salary levels for the Company’s executives are designed to be reflective of competitive conditions in the marketplace for executives of comparable talent and experience and are based on responsibility and performance. Base salaries are generally recommended by executive management for the review and approval of the Compensation Committee and the Board (subject to applicable employment agreements).

      Short-Term Incentive Compensation. The short-term incentive compensation component consists of target performance bonuses for eligible executive officers that are calculated as a percentage of their annual base salaries. The target bonus percentage for fiscal 2002 ranged between 60% and 150%. The range of the target bonus percentage for fiscal 2003 will be between 60% and 100% (See “CEO Compensation”). Each year, the target earnings (that are based on earnings before bonus payments and income taxes) of the Company are established by the Compensation Committee with the assistance of management and approved by the Board. Each participating executive officer is eligible to receive (if earnings fall within the target earnings range) between 10% and 150% of their respective target performance bonus. Based on management’s recommendation, the Compensation Committee, with the approval of the Board, has the discretion to award additional bonuses outside of this plan if warranted by an executive officer’s exceptional service to the Company. With respect to fiscal 2002, because the minimum target level of earnings was not achieved, no bonuses were awarded to executive officers except for: (i) a guaranteed bonus of $100,000 paid to Mr. Goodfriend that is discussed below; (ii) a guaranteed bonus of $100,000 paid to Ms. Krauter; (iii) guaranteed bonuses of $64,000 and $66,000 paid to each of Messrs. Jones and Carlin, respectively; and (iv) a discretionary bonus in the amount of $20,000 paid to Mr. Mullins.

      Long-Term Incentive Compensation. The long-term incentive compensation component consists of stock option plans under which executives may be granted stock options exercisable to purchase shares of Common Stock. Generally, the exercise price of stock options represents the fair market value of the Common Stock on the date of grant, which is the closing sale price of the Common Stock on The Nasdaq Stock Market for the business day preceding the date of grant. Generally, the stock options become exercisable in equal annual increments over five years and expire ten years from the date of grant. The deferred vesting provisions of the stock options are designed to reward long-term contributions and create an incentive for executives to remain with the Company. The Compensation Committee believes that granting stock options creates an incentive to promote the long-term interests of the Company and aligns the economic benefit to be derived therefrom with those of the Company’s outside shareholders. Stock options are granted by the Compensation Committee (and approved by the Board) to key employees based on executive management’s recommendation, and levels of participation in the plan vary based on the employee’s position within the Company. In fiscal 2002, the Compensation Committee awarded stock options to the following named executive officers: (i) stock options to purchase 30,000 shares of Common Stock were awarded to Mr. Carlin, (ii) stock options to purchase 10,000 shares of Common Stock were awarded to Mr. Jones, and (iii) stock options to purchase 20,000 shares of Common Stock were awarded to Mr. Mullins. These stock options were granted on January 28, 2003 and vest in equal annual increments over five years from the date of grant. See “Option Grants in Fiscal 2002.”

      CEO Compensation. Mr. Goodfriend does not have an employment agreement with the Company. His compensation is determined annually by the Compensation Committee and approved by the full Board (with Mr. Goodfriend abstaining) based on his compensation in prior years and the compensation of CEO’s of similarly-sized companies in the retail industry. Although the Company and Mr. Goodfriend had previously contemplated (and begun negotiating) an employment agreement, they have since agreed that Mr. Goodfriend will not have an employment agreement at this time, and, in lieu of such agreement, his compensation will be reviewed on an annual basis. In March 2003, the Compensation Committee approved the following changes to Mr. Goodfriend’s compensation package, effective as of February 2, 2003: (i) an increase in Mr. Goodfriend’s annual base salary from $650,000 to $900,000; (ii) the elimination of his guaranteed annual bonus of $100,000, and (iii) a reduction in the target bonus percentage of annual base salary which can be awarded to Mr. Goodfriend under the Company’s short-term incentive compensation plan from 150% of his annual base salary to 100% of his annual base salary. Under Mr. Goodfriend’s prior compensation package, the performance bonus had been subject to reduction by the guaranteed bonus. As noted above, the guaranteed bonus has been eliminated. In making these changes to Mr. Goodfriend’s compensation package, the Compensation Committee took into account, among other things, Mr. Goodfriend’s increased duties and responsibilities. Mr. Goodfriend is currently serving as Chief Executive Officer and also performing the functions of the President and Chief Merchandising Officer. The Compensation Committee also took into consideration the loss by Mr. Goodfriend of valuable benefits under his split-dollar life insurance arrangement due to the Company’s present inability to continue to fund annual premiums under the split-dollar life insurance arrangement as a result of certain restrictions on loans to executive officers imposed by the Sarbanes-Oxley Act of 2002. The funding of these premiums could be deemed to be extensions of loans within the meaning of the Sarbanes-Oxley Act of 2002. Finally, the Compensation Committee took into account the report of a nationally-recognized independent compensation consultant engaged by the Compensation Committee. Such report included an analysis of peer company CEO compensation, including the various components of compensation paid to CEO’s within the peer company group. Based upon the factors noted above (including such report), the Compensation Committee made the determination to increase Mr. Goodfriend’s annual base salary, to eliminate the guaranteed annual bonus, and to decrease the maximum percentage of annual base salary which can be awarded to him under the short-term incentive compensation plan.

      Base Salary. During fiscal 2002, Mr. Goodfriend received an annual base salary of $650,000 and a guaranteed annual bonus of $100,000. As discussed above, for fiscal 2003 Mr. Goodfriend’s annual base salary will be $900,000 (but he will not be entitled to a guaranteed annual bonus).

      Short-Term Incentive Compensation. During fiscal 2002, Mr. Goodfriend participated in the short-term incentive compensation plan discussed above and was eligible to receive 150% of his target performance bonus in fiscal 2002 (less the guaranteed bonus) if the Company met the predetermined target levels of its earnings, as discussed above, for such fiscal year. Because certain performance objectives for fiscal 2002 were not achieved, Mr. Goodfriend did not receive any performance bonus for fiscal 2002. As discussed above, Mr. Goodfriend’s target performance bonus percentage was reduced from 150% of his annual base salary in fiscal 2002 to 100% of his annual base salary in fiscal 2003.

      Long-Term Incentive Compensation. During fiscal 2002, the Compensation Committee did not award any stock options to Mr. Goodfriend.

      During fiscal 1999, following extensive analysis and discussion internally as well as with the independent compensation consultants, the Compensation Committee approved a split-dollar life insurance arrangement with Mr. Goodfriend providing for the payment by the Company of the premiums for certain second-to-die policies insuring the lives of Mr. and Mrs. Goodfriend, which policies are owned by a trust for the benefit of the Goodfriends’ children. The full Board (with Mr. Goodfriend abstaining) subsequently approved the arrangement as well. The purpose of this arrangement was two-fold: (i) to mitigate the adverse impact on the Company and its shareholders which could result from a forced sale of stock upon the Goodfriends’ deaths in order to pay estate taxes; and (ii) to provide an employee benefit to Mr. Goodfriend. Accordingly, the arrangement generally provides that one-half of the coverage would terminate should Mr. Goodfriend decrease his Company ownership below 20%. The Company has certain rights under this agreement, including the right to terminate these policies at any time prior to the occurrence of certain “restricting events.” As a result of certain restrictions on loans to executive officers imposed by the Sarbanes-Oxley Act of 2002, the Company did not make any premium payments (because they could be deemed as loans) on these policies during fiscal 2002. The Company is currently reviewing with its advisors its options with respect to the split-dollar life insurance arrangement. See “Certain Transactions with Directors and Officers.”

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction for compensation over $1,000,000 paid to a company’s chief executive officer and certain other highly compensated executive officers. Qualifying performance-based compensation and certain severance arrangements are not subject to the deduction limit if certain requirements are met. The Compensation Committee endeavors, where possible, to structure incentive compensation to qualify as “performance-based compensation.” The short-term incentive compensation plan adopted by the Company and reapproved by the shareholders in June 2002 has been structured to comply with the requirements under Code Section 162(m) regarding qualifying performance-based compensation to provide for the deductibility of compensation payable thereunder. In addition, the 1997 Plan also has been structured to comply with the requirements under Code Section 162(m) regarding qualifying performance-based compensation to provide the Company with an income tax deduction equal to the amount of compensation income recognized by the optionee. The Company’s Amended and Restated 1991 Stock Incentive Plan (the “1991 Plan”) and the Company’s Amended and Restated 1993 Stock Option Plan (the “1993 Plan”) do not comply with the requirements under Code Section 162(m) because they were adopted prior to the effectiveness of this section. In fiscal 2002, $9,522 of the total cash and non-cash compensation received by Mr. Goodfriend was not deductible. In fiscal 2003, some portion of Mr. Goodfriend’s non-cash compensation may not be wholly deductible. Any such amount is not expected to be material to the Company. It is not currently expected that any other executive officer of the Company will receive compensation in excess of $1,000,000 for fiscal 2003.

COMPENSATION COMMITTEE

Cheryl L. Turnbull (Chair)
Robert F. Koppel
Irwin L. Lowenstein

      The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

Executive Compensation and Other Information

      The following tables set forth certain information relating to various forms of compensation awarded to, earned by and paid to the Company’s chief executive officer and its next four most highly compensated executive officers who were serving as the Company’s executive officers at the end of fiscal 2002 and one former executive officer of the Company who would have been considered among the Company’s four most highly compensated officers for fiscal 2002 but for the fact that she was not an executive officer of the Company at the end of fiscal 2002. All of such executive officers are hereinafter referred to as the “named executive officers.”

SUMMARY COMPENSATION TABLE

      The following table presents the total compensation awarded to, earned by and paid to the named executive officers during the last three fiscal years.

								Long-Term
		Annual Compensation						Compensation

						Other		Securities	All
						Annual		Underlying	Other
	Fiscal	Salary		Bonus		Compensation		Options	Compensation
Name and Position	Year	($)		($)		($)(1)		(#)	($)

Robert M. Goodfriend	2002	650,000		100,000		199,953	(2)	—	59,570	(3)
Chairman of the Board and	2001	650,000		100,000		120,633	(2)	750,000	67,197	(3)
Chief Executive Officer	2000	650,000		100,000		143,460	(2)	—	69,720	(3)

Lana Cain Krauter(4)	2002	490,385		100,000		—		—	1,004,400	(5)
Former President and Chief	2001	500,000		100,000		—		—	8,769	(5)
Merchandising Officer	2000	500,000		100,000		103,871	(6)	100,000 (7)	37	(5)

Max W. Jones	2002	313,462		64,000		—		10,000	13,697	(8)
Executive Vice President,	2001	310,000		62,000		—		6,000	10,728	(8)
Merchandising	2000	155,000	(9)	91,000	(9)	40,979	(10)	50,000	2,128	(8)

Edward R. Carlin	2002	309,808		66,000		—		30,000	13,620	(11)
Executive Vice President,	2001	274,423		62,000		—		35,000	13,944	(11)
Chief Financial Officer and	2000	260,000		15,600		—		10,000	15,571	(11)
Secretary
David R. Mullins	2002	305,769		20,000		—		20,000	5,739	(12)
Executive Vice President,	2001	274,423		—		—		35,000	5,953	(12)
Stores	2000	260,000		15,600		—		—	7,993	(12)

John A. Payne	2002	227,337		—		—		—	3,467	(13)
Senior Vice President,	2001	225,000		8,000		54,222	(14)	4,000	4,200	(13)
Divisional Merchandising	2000	116,827	(15)	10,000	(15)	—		30,000	1,246	(13)
Manager

(1)	The amounts in this column include the aggregate value of certain personal benefits to a named executive officer only where such value is greater than the lesser of either $50,000 or 10% of such executive’s salary and bonus for the fiscal year.
(2)	Consists of: (i) $188,951, $109,094 and $126,428 in fiscal 2002, 2001 and 2000, respectively, attributable to personal use of the Company’s aircraft by Mr. Goodfriend, his family and guests calculated using the applicable standard industry fare level formula established by the Internal Revenue Service; (ii) $10,253, $10,790 and $10,942 in fiscal 2002, 2001 and 2000, respectively, for Mr. Goodfriend’s personal use of the Company’s automobile; (iii) $749, $749 and $788 in fiscal 2002, 2001 and 2000, respectively, for the imputed value of group life insurance benefits as to which Mr. Goodfriend’s family is the beneficiary in excess of specified amounts as determined by the Internal Revenue Service; and (iv) $5,302 in fiscal 2000 for personal financial consulting and estate planning services paid by the Company.
(3)	Consists of: (i) non-cash benefits of $6,961, $7,687 and $9,511 in fiscal 2002, 2001 and 2000, respectively, calculated using the applicable Internal Revenue Service formula, imputed as a benefit to Mr. Goodfriend based on the face value of certain split-dollar life insurance policies; (ii) $4,400, $2,285 and $1,850 attributable to the Company’s contributions on Mr. Goodfriend’s behalf to the Company’s 401(k) Retirement Plan in each of fiscal 2002, 2001 and 2000, respectively; (iii) $9,715 and $10,150 attributable to the Company’s contributions on Mr. Goodfriend’s behalf to the Company’s Executive Deferral Plan in fiscal 2001 and 2000, respectively; (iv) $48,209, $47,510 and $48,209 paid for the term life insurance premium in each of fiscal 2002, 2001 and 2000, respectively, for a second-to-die policy as to which a trust benefitting the children of Mr. Goodfriend is the beneficiary. See “Certain Transactions with Directors and Officers” for a detailed description of the Company’s split-dollar life insurance arrangements with Mr. Goodfriend.
(4)	Ms. Krauter was employed by the Company until January 10, 2003. Accordingly, the amounts included in this table reflect compensation paid to Ms. Krauter for the respective portion of fiscal 2002.
(5)	Consists of: (i) $1,000,000 representing severance payments paid by the Company to Ms. Krauter in fiscal 2002; (ii) $4,400 and $2,285 attributable to the Company’s contributions on Ms. Krauter’s behalf to the Company’s 401(k) Retirement Plan in each of fiscal 2002 and 2001, respectively; (iii) $6,484 attributable to the Company’s contributions on Ms. Krauter’s behalf to the Company’s Executive Deferral Plan in fiscal 2001; and (iv) $37 representing disability insurance premiums paid by the Company in fiscal 2000.
(6)	Consists of the following items related to fiscal 2000: (i) $2,152 attributable to the personal use of the Company’s aircraft by Ms. Krauter and her family, calculated using the applicable standard industry fare level formula established by the Internal Revenue Service; (ii) $4,154 for a car allowance paid to Ms. Krauter; (iii) $137 for the imputed value of group life insurance benefits as to which Ms. Krauter’s family is the beneficiary in excess of specified amounts as determined by the Internal Revenue Service; and (iv) $97,428 for relocation costs paid by the Company on Ms. Krauter’s behalf.
(7)	The employment agreement that the Company entered into with Ms. Krauter provided for an award on January 10, 2000 of options to purchase 300,000 shares of Common Stock. However, the 1997 Plan limits the issuance of options to any one optionee in any one fiscal year to 200,000 shares of Common Stock. This administrative error was discovered in May 2002. The Company and Ms. Krauter agreed to correct her employment agreement by splitting the award into two options: one granted on January 10, 2000 for 200,000 shares of Common Stock and one granted on January 31, 2000 for 100,000 shares of Common Stock. See “Employment and Termination Arrangements with Named Executive Officers.”
(8)	Consists of: (i) $2,128 in each of fiscal 2002, 2001 and 2000 attributable to the Company’s payment of term life insurance premiums as to which Mr. Jones’ family is the beneficiary; (ii) $7,169 for disability insurance premiums paid by the Company in each of fiscal 2002 and 2001; and (iii) $4,400 and $1,431 attributable to the Company’s contributions on Mr. Jones’ behalf to the Company’s 401(k) Retirement Plan in fiscal 2002 and 2001, respectively.
(9)	Mr. Jones was hired by the Company on July 31, 2000. Accordingly, the amounts included in this table reflect compensation paid to Mr. Jones for the respective portion of fiscal 2000, including a signing bonus of $60,000 paid in August 2000 and a prorated guaranteed bonus of $31,000 paid in March 2001.

(10)	Consists of the following items related to fiscal 2000: (i) $37,979 for relocation costs paid by the Company; and (ii) $3,000 for a car allowance paid to Mr. Jones.
(11)	Consists of: (i) $939 for each of fiscal 2002, 2001 and 2000 attributable to the Company’s payment of term life insurance premiums as to which Mr. Carlin’s family is the beneficiary; (ii) $8,081, $7,540 and $7,158 for disability insurance premiums paid by the Company in fiscal 2002, 2001 and 2000, respectively; (iii) $4,400, $2,285 and $1,850 attributable to the Company’s contributions on Mr. Carlin’s behalf to the Company’s 401(k) Retirement Plan in fiscal 2002, 2001 and 2000, respectively; (iv) $3,180 and $4,390 attributable to the Company’s contributions on Mr. Carlin’s behalf to the Company’s Executive Deferral Plan in fiscal 2001 and 2000, respectively; (v) $200 and $800 received for fiscal 2002 and 2000, respectively, as a director’s fee from two of the Company’s wholly-owned subsidiaries; and (vi) $434 in fiscal 2000 attributable to an award of 100 shares of Common Stock to Mr. Carlin.
(12)	Consists of: (i) $812 for each of fiscal 2002, 2001 and 2000 attributable to the Company’s payment of annuity premiums; (ii) $1,241, $941 and $941 attributable to the Company’s payment of disability insurance premiums for each of fiscal 2002, 2001 and 2000, respectively; (iii) $3,686, $4,200 and $1,850 attributable to the Company’s contributions on Mr. Mullins’ behalf to the Company’s 401(k) Retirement Plan in fiscal 2002, 2001 and 2000, respectively; and (iv) $4,390 attributable to the Company’s contributions on Mr. Mullin’s behalf to the Company’s Executive Deferral Plan in fiscal 2000.
(13)	Consists of: (i) $3,467, $4,200 and $1,246 attributable to the Company’s contributions on Mr. Payne’s behalf to the Company’s 401(k) Retirement Plan in each of fiscal 2002, 2001 and 2000, respectively.
(14)	Consists of the following items related to fiscal 2001: (i) $6,000 for a car allowance paid to Mr. Payne; (ii) $315 for the imputed value of group life insurance benefits as to which Mr. Payne’s family is the beneficiary in excess of specified amounts as determined by the Internal Revenue Service; and (iii) $47,907 for relocation costs paid by the Company.
(15)	Mr. Payne was hired by the Company on July 10, 2000. Accordingly, the amounts included in this table reflect compensation paid to Mr. Payne for the respective portion of fiscal 2000, including a signing bonus of $10,000 in July of 2000.

OPTION GRANTS IN FISCAL 2002

      The following table presents information regarding stock options to purchase shares of Common Stock granted in fiscal 2002 to the named executive officers. No Stock Appreciation Rights (“SARs”) were granted in fiscal 2002.

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
					Price Appreciation
	Individual Grants(1)				for Option Term(2)

		% of Total
	Number of Shares	Options
	Underlying	Granted	Exercise
	Options Granted	to Employees in	Price	Expiration	5%	10%
Name	(#)(3)	Fiscal Year(4)	($/Sh)	Date	($)	($)

Robert M. Goodfriend	—	—	—	—	—	—
Edward R. Carlin	30,000	8.42%	$3.60	01/28/13	$67,921	$172,124
Max W. Jones	10,000	2.81%	$3.60	01/28/13	$22,640	$57,375
David R. Mullins	20,000	5.61%	$3.60	01/28/13	$45,280	$14,749
John A. Payne	—	—	—	—	—	—
Lana Cain Krauter	—	—	—	—	—	—

(1)	All stock options granted to the named executive officers as shown in the above table have exercise prices equal to the fair market value of the Common Stock on the date of grant, which is the closing sale price of the Common Stock on The Nasdaq Stock Market for the business day preceding the date of grant, and may be exercised until the earlier of: (i) the tenth anniversary of the date of grant; (ii) thirty days after the optionee ceases to be an employee of the Company for any reason other than death or disability; and (iii) the first anniversary of the optionee’s death or disability. These stock options may be transferred pursuant to a will and the laws of lineal descent as well as: (a) to the spouse or any lineal ancestor or descendant of the grantee; (b) to any trust, the sole beneficiaries of which are any one or all of the grantee, the grantee’s spouse or any lineal descendants of the grantee; and (c) to such other persons and/or entities as the Compensation Committee may approve.
(2)	The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock price.
(3)	These stock options were granted on January 28, 2003 and vest in equal annual increments over five years from the date of grant.
(4)	The percentage of stock options granted to each named executive officer is based on a total number of stock options granted to employees aggregating 356,250 for fiscal 2002.

AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND

FISCAL YEAR-END OPTION VALUES

      The following table presents information regarding the value of unexercised stock options held by the named executive officers at February 1, 2003. There were no stock options or SARs exercised by the named executive officers in fiscal 2002 and there were no SARs outstanding at February 1, 2003.

	Number of Shares		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at FY-End		at FY-End
	(#)		($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert M. Goodfriend	807,000	18,000	—	—
Edward R. Carlin	115,250	68,500	—	—
Max W. Jones	31,200	34,800	—	—
David R. Mullins	124,750	32,500	—	—
John A. Payne	12,800	21,200	—	—
Lana Cain Krauter(2)	300,000	—	—	—

(1)	Represents the value of unexercised, in-the-money stock options at January 31, 2003 (the last trading day of fiscal 2002), using the $3.32 closing price of the Common Stock on that date.
(2)	These options expired February 9, 2003.

Employment and Termination Arrangements with Named Executive Officers

      Robert M. Goodfriend. The Company does not have an employment agreement with Mr. Goodfriend. As discussed above, although the Company and Mr. Goodfriend had previously contemplated (and begun negotiating) an employment agreement, they have since agreed that Mr. Goodfriend will not have an employment agreement at this time, and, in lieu of such agreement, his compensation will be reviewed on an annual basis. See “Compensation Committee Report on Executive Compensation.”

      Other Executive Officer Employment Arrangements. On January 10, 2000, the Company entered into a three-year employment agreement with Ms. Krauter to serve as its President and Special Assistant to the Chairman. In October 2000, Ms. Krauter became the President and Chief Merchandising Officer of the Company. Ms. Krauter resigned as an officer of the Company effective October 16, 2002, however, she continued to be employed by the Company (and received her base salary and benefits) through January 10, 2003. In connection with the termination of her employment, on January 10, 2003, Ms. Krauter received a severance payment in the amount of $1,000,000. In addition, on March 28, 2003, Ms. Krauter received her $100,000 guaranteed bonus for fiscal 2002.

      On July 31, 2000, the Company entered into an employment agreement with Mr. Jones to serve as its Executive Vice President, Merchandising. On May 20, 1998, the Company entered into new employment agreements with each of Messrs. Carlin and Mullins, its current Executive Vice President, Chief Financial Officer and Secretary, and its current Executive Vice President — Stores, respectively.

      Pursuant to the employment agreements with Ms. Krauter and Messrs. Jones, Carlin and Mullins, each executive officer (other than Ms. Krauter) is considered an at-will employee, and his employment may be terminated at any time subject to the obligations set forth in the agreement. Under the employment agreements, each executive officer is paid an annual base salary (currently $330,000 for Mr. Carlin; $320,000 for each of Messrs. Jones and Mullins). These annual base salary amounts may be increased by the Company at its discretion. Ms. Krauter and Mr. Jones each received a signing bonus of $365,000 and $60,000, respectively, upon entering into their respective employment agreements. Each executive officer participates in the Company’s short-term incentive compensation plan whereby each is eligible to receive a target performance bonus calculated as a percentage of their annual base salary and is eligible to receive between 10% and 150% of this target if the Company achieves certain performance goals for such fiscal year (the target bonus percentage is 60% of the annual base salary for each of Messrs. Jones, Carlin and Mullins). Ms. Krauter’s employment agreement also provided for a guaranteed annual bonus of $100,000 that would reduce any incentive bonus payable as described above. In addition, each of Messrs. Jones’ and Carlin’s employment agreements provides for a guaranteed bonus equal to 20% of such executive officer’s annual base salary for each fiscal year. Accordingly, Messrs. Jones and Carlin received a guaranteed bonus of $64,000 and $66,000, respectively, in March 2003. Ms. Krauter’s and Mr. Jones’ agreements also provide for the grant of stock options to purchase 300,000 and 50,000 shares of Common Stock, respectively. Ms. Krauter’s options expired unexercised on February 9, 2003. The employment agreements also provide for a disability insurance policy, an annuity contract or life insurance policy, reimbursement of relocation expenses (in the case of Ms. Krauter and Mr. Jones), and contain confidentiality and non-solicitation provisions. Ms. Krauter’s employment agreement also contained non-competition provisions which terminated upon the termination of her employment.

      Under the terms of the employment agreements, if the executive officer’s employment is terminated by reason of his or her death, Disability (as defined in the agreements) or (except in the case of Ms. Krauter) retirement on or after the attainment of age 65 or is terminated for Cause (as defined in the agreements) or (except in the case of Ms. Krauter) voluntarily terminated by the executive officer (other than on account of Constructive Termination, as defined in the agreements), the Company will be obligated to pay such executive officer a lump sum payment equal to: (i) his or her annual base salary, and, if applicable, a pro rata portion of his or her guaranteed bonus through the date of such termination (except that in the case of Ms. Krauter no pro rata guaranteed bonus would have been payable if she were terminated for Cause), and (ii) any compensation previously deferred by the executive officer, earned but unpaid vacation pay for the then current year and amounts or benefits the executive officer or the executive officer’s beneficiaries are owed under any employee benefit plans or policies or for reimbursement of expenses (collectively, the “Accrued Obligations”). If the executive officer’s employment is terminated by reason of his or her death or Disability, the Company will have the additional obligation, subject to the terms of the short-term incentive compensation plan and further provided that the executive officer has been employed by the Company for the first six months of the then applicable fiscal year, to pay an amount equal to a prorated portion of the performance bonus for such fiscal year. Furthermore, if the executive officer’s employment is terminated by reason of his or her (except in the case of Ms. Krauter) retirement on or after the attainment of age 65 or Disability, the Company will pay the premiums (to the same extent paid prior to termination) for the continued participation of the executive officer for a period of 12 months after termination in any individual life insurance policy on the same terms as the executive officer and the Company were participating prior to termination. Moreover, if the executive officer’s employment is terminated by reason of his or her death, (except in the case of Ms. Krauter) retirement on or after the attainment of age 65 or Disability, the Company will, for a period of 12 months after termination, pay the entire COBRA premium under any Company medical and dental program that the executive officer (and his or her spouse and eligible dependents) was participating in prior to termination.

      The employment agreements further provide that if the Company terminates the executive officer’s employment other than for Cause or his or her Disability or death, or the executive officer terminates his or her employment for Constructive Termination, the Company will pay the executive officer a lump sum payment equal to: (i) all Accrued Obligations; (ii) (other than Ms. Krauter who instead would have continued to receive her monthly base salary at the rate in effect as of the date when the Notice of Termination (as defined in the employment agreement) was given, for a 12-month period from the date of termination) the executive officer’s annual base salary at the rate in effect as of the date when the Notice of Termination (as defined in the agreements) was given; and (iii) subject to the terms of the short-term incentive compensation plan and further provided that the executive officer has been employed by the Company for the first six months of the then applicable fiscal year, a prorated portion of the performance bonus for such fiscal year. Further, in the case of a Constructive Termination or termination by reason of death or Disability, all unvested stock options held by the executive officer will become fully vested, effective on the Date of Termination (as defined in the agreements), and will be thereafter exercisable in accordance with the provisions of the applicable plan and award agreement.

      In addition, the employment agreements provide that upon the occurrence of a Change of Control of the Company (as defined in the agreements), as consideration for assisting the Company in bringing about a successful transaction, the executive officer will be entitled to receive a lump sum payment equal to 18 months of the executive officer’s base salary at the rate in effect as of the Change of Control Date (as defined in the agreements).

      As noted above, Ms. Krauter’s employment agreement terminated on January 10, 2003, and the Company has no further payment obligations to her.

      The 1991 Plan, 1993 Plan and 1997 Plan provide that, upon the occurrence of a Change of Control (as defined in such plans), all stock options granted under such plans that are outstanding and not yet vested will become immediately 100% vested effective on a Change of Control Date (as defined in such plans) and shall be thereafter exercisable in accordance with the terms of such plans and any applicable award agreement, subject to certain exceptions.

Stock Performance Graph

      The following is a line graph comparing the Company’s total shareholder returns to those of the Standard & Poors 500 Index, the Standard & Poors 500 Apparel Retail Index, and a Peer Group Index for fiscal 1998 through fiscal 2002. In the past, the stock performance graph only included the Standard & Poors 500 Index and the Peer Group Index. The Standard & Poors 500 Apparel Retail Index has been added to the stock performance graph included in this Proxy Statement because management believes that it provides a more consistent basis for comparing the cumulative total return for the indicated years as compared to the Peer Group Index. The Peer Group Index has not remained consistent from year to year in that some of the retail chains included in this comparison in prior years have either filed for bankruptcy or changed their merchandising strategy. The Company will exclude the Peer Group Index in stock performance graphs to be included in future Proxy Statements. The Peer Group Index for fiscal 2002 is based on information from Big Lots, Inc., Burlington Coat Factory Warehouse, Casual Male Group, Inc. (formerly Designs, Inc.), Catherine’s Stores Corporation, Cato Corporation, Deb Shops, Inc., Dollar General Corp., Dress Barn, Inc., Edison Brothers Stores, Family Dollar Stores, Filene’s Basement Corporation, Fred’s, Inc., Gantos, Inc., Gottschalks, Inc., Jacobson Stores, Kohl’s Corporation, Ross Stores, Inc., Stein Mart, Inc., and Value City Department Stores, Inc. Total return values were calculated based on cumulative total return, assuming the value of the investment in shares of common stock and in each index was $100 on February 1, 1998, and that all dividends paid by any of those companies were reinvested.

Comparison of Cumulative Total Return

	1997	1998	1999	2000	2001	2002

Goody’s Family Clothing	100.00	62.96	28.28	33.21	23.71	19.39
S&P 500 Index	100.00	132.49	146.20	142.35	119.99	93.03
S&P 500 Apparel Retail (new index)	100.00	206.95	197.35	179.78	126.72	129.48
Peer Group	100.00	114.55	111.83	178.95	182.82	153.56

Certain Transactions with Directors and Officers

      Since 1987, the Company has, by agreement (the “Initial Agreement”), paid premiums on certain split-dollar life insurance policies covering the life of Mr. Goodfriend. The Company terminated the policies under this Initial Agreement in January 2000, and received the cash surrender value of these policies aggregating $2,144,000 in February 2000. During fiscal 1999, the Company entered into a new split-dollar life insurance agreement (the “New Agreement”) and therein agreed to pay the premiums for certain second-to-die policies insuring the lives of Mr. and Mrs. Goodfriend. These policies are owned by a trust for the benefit of the Goodfriend’s children (the “Trust”). The Company, however, has certain rights including the right to terminate these policies at any time prior to the occurrence of the following “restricting events”: (i) a change of control (as defined in the New Agreement); (ii) the termination of Mr. Goodfriend’s employment by the Company; or (iii) unless certain conditions are met, the death of Mr. Goodfriend. The Company will be reimbursed for all premiums paid by it upon the policies’ termination (subject to deficiencies in the cash surrender value from the early termination of the policies prior to a restricting event). The New Agreement generally provides that one-half of the new coverage would terminate should Mr. Goodfriend decrease his Company ownership below 20%. The Trust has the right, but not the obligation, to purchase the policies from the Company at any time for a purchase price equal to the cumulative premiums paid by the Company on the policies; should the policies be purchased, all the Company’s future obligations would cease. As a result of certain restrictions on loans to executive officers imposed by the Sarbanes-Oxley Act of 2002, the Company did not make any premium payments (because they could be deemed as loans) on these policies during fiscal 2002. The Company is currently reviewing with its advisors its options with respect to the split-dollar life insurance arrangement. The cash surrender value of all policies covered by the New Agreement at February 1, 2003 and February 2, 2002 aggregated $7,733,000 and $7,510,000, respectively. In addition, the Company paid a premium of $47,510 on a term policy on the life of Mr. Goodfriend in connection with the New Agreement during each of fiscal 2002 and 2001.

      The Company leases a building, primarily used for the storage of fixtures, from Citizens National Bank of Athens, Tennessee, a local bank of which Mr. Goodfriend is a director and less than 5% shareholder. The rental payments to the bank for this space in fiscal 2002 were $56,800.

      The Company leases a store in Athens, Tennessee, from an irrevocable trust established for the benefit of Mr. Goodfriend’s children. The aggregate rental payments to the trust, including real property taxes, for this space in fiscal 2002 were $311,581.

      As previously noted, Mr. Koppel, a director of the Company and a member of both the Compensation and Audit committees, is the President of the East Tennessee Children’s Hospital of which Mr. Goodfriend is also a director. The Company facilitates contributions by its employees to the Hospital through a payroll deduction plan and matches employee contributions to the Hospital on a 100% basis. The Company also makes additional contributions (in cash or in kind) to the Hospital. The total amount of contributions by the Company (including employee contributions) to the Hospital in fiscal 2002 was $513,500.

      The Company purchases vehicles, from time to time, from a dealership owned by Mr. Furrow, a director of the Company, and a member of both the Audit and Nominating Committees. Expenditures from the beginning of fiscal 2002 to the date of this Proxy Statement totaled $147,840. In addition, in the normal course of business, the Company purchased merchandise in fiscal 2002 aggregating $9,643 from Innovo Group, Inc., of which Mr. Furrow is Chairman and a Director.

Item 2 — Other Matters

General

      Management does not know of any other matters to be presented at the Annual Meeting for action by the Shareholders, other than those discussed in this proxy statement. However, if any other matter requiring a vote of the Shareholders is properly presented at the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

Auditors

      Deloitte & Touche LLP serves as the principal accounting firm designated to audit the Company’s consolidated financial statements. The engagement of Deloitte & Touche LLP is not being presented for approval by the Shareholders at the Annual Meeting; however, a representative from Deloitte & Touche LLP is expected to be available to answer questions, if any, addressed to him or her at the Annual Meeting and will be given the opportunity to make a statement if such representative desires to do so.

      Fees paid to Deloitte & Touche LLP during the last two fiscal years were as follows:

Audit Fees

      Professional fees and expenses for audit services provided during fiscal 2002 and fiscal 2001 were $258,000 and $227,000, respectively. Audit services consist primarily of the audit of the Company’s consolidated financial statements, including the reviews of the Company’s condensed consolidated financial statements included in its quarterly reports on Form 10-Q. Approximately 85% of these fees for fiscal 2002 were pre-approved by the Audit Committee. Approximately 92% of these fees for fiscal 2001 were pre-approved by the Audit Committee.

Audit-Related Fees

      The Company did not incur any professional fees and expenses for audit-related services during fiscal 2002 and fiscal 2001.

Tax Fees

      Professional fees and expenses for tax services provided during fiscal 2002 and fiscal 2001 were $749,000 and $147,000, respectively. Tax services include professional services provided for tax compliance, tax advice and tax planning. Approximately 76% of the fees for fiscal 2002 were pre-approved by the Audit Committee. None of the fees for fiscal 2001 were pre-approved by the Audit Committee.

All Other Fees

      Professional fees and expenses for all other services provided during fiscal 2002 and fiscal 2001 were $103,000 and $949,000, respectively. Other services consist primarily of consulting services related to the Company’s restructuring. Approximately 93% of the fees for fiscal 2002 were pre-approved by the Audit Committee. Approximately 87% of the fees for fiscal 2001 were pre-approved by the Audit Committee.

      The charter of the Audit Committee provides that the Audit Committee (i) approve the audit fees and other significant compensation to be paid to the independent auditors and (ii) approve, in advance, the retention and related fees of the independent auditors for any non-audit services and consider whether the provision of these other services is compatible with maintaining the auditors’ independence. The charter provides that this duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. No such delegation of authority has been made at this time. Generally, the procedures for pre-approving all audit and non- audit services provided by the independent auditors include the Audit Committee reviewing a budget for audit services, audit-related services and tax services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are anticipated at the time the budget is submitted. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.

Shareholder Proposals for 2004 Annual Meeting

      In order to present a proposal at the Company’s annual meeting of shareholders to be held in 2004, a shareholder must provide advance written notice of the proposal to the Company at its principal executive offices no later than the close of business on March 28, 2004. If such proposal relates to amending the Bylaws, then advance notice must be provided to the Company at its principal executive offices no later than the close of business on January 13, 2004 and otherwise comply with the Bylaws. A copy of the Bylaws is available upon written request to the Secretary of the Company. If a shareholder gives notice of a proposal after the applicable deadline, the Company’s proxy holders will have discretionary authority to vote on this proposal when and if raised at the 2004 annual meeting. In addition, all shareholder proposals intended to be included in the Company’s proxy materials for the 2004 annual meeting must be received by the Company at its principal executive offices no later than the close of business on January 13, 2004 and must otherwise comply with the rules of the Commission for inclusion in the proxy materials.

Proxy Solicitation Costs

      The Company will pay the cost of the Annual Meeting and the cost of soliciting proxies in the accompanying form (including the cost of mailing the proxy material). The Company has engaged Corporate Communications, Inc. and Bowne of Atlanta, Inc. to distribute and solicit proxies for the Annual Meeting at an estimated cost of $35,000 (which amount includes mailing and shipping costs), plus reasonable expenses. The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward proxy and other soliciting materials to their principals, the beneficial owners of Common Stock, and will reimburse them for their reasonable out-of-pocket expenses.

Shareholders’ List

      A list of the Shareholders will be available at the Company’s corporate offices located at 400 Goody’s Lane, Knoxville, Tennessee, for inspection by Shareholders during regular business hours from May 5, 2003 to the date of the Annual Meeting. The list will also be available during the Annual Meeting for inspection by Shareholders who are present.

Edward R. Carlin
Secretary

May 12, 2003

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE
BOARD OF DIRECTORS
OF
GOODY’S FAMILY CLOTHING, INC.

I.     Audit Committee Purpose

      The Audit Committee of the Board of Directors of Goody’s Family Clothing, Inc. (the “Company”) is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Oversee the integrity of the Company’s financial statements.

•	Oversee the Company’s internal controls and procedures for finance, accounting, disclosure and legal compliance.

•	Monitor the performance of the Company’s internal auditing department and the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication between the independent auditors, management, the internal auditing department and the Board of Directors.

      The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibilities, and it shall have direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other financial consultants or experts it deems necessary in the performance of its duties or to assist in the conduct of any investigation.

II.     Audit Committee Composition and Meetings

      Audit Committee members shall meet the requirements of the National Association of Securities Dealers. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. Members of the Audit Committee may enhance their familiarity with finance and accounting by participating in educational programs.

      Audit Committee members shall be appointed by the Board of Directors. If an audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

      The Audit Committee will have regular meetings at least four times per year (which should coincide with, and precede, the Company’s public announcement of its quarterly and annual results) or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee or one or more of its members should meet privately and separately, as often as is reasonably necessary, with management, with the director of the internal auditing department and with the independent auditors, to discuss any matters that the Audit Committee or each of these groups believes should be discussed.

III.     Audit Committee Responsibilities and Duties

Review Procedures

      1. Review and reassess the adequacy of this Charter at least annually. Submit this Charter to the Board of Directors for approval and have it published in a proxy or information statement in accordance with the Securities and Exchange Commission regulations.

      2. Review the Company’s annual audited financial statements and related footnotes prior to filing or distribution. The review should include separate discussions with management and with the independent auditors of significant issues and disagreements regarding accounting principles, practices and judgments, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and the effect of using different accounting principles, practices and judgments.

      3. Review and discuss with management and with the independent auditors the Company’s quarterly earnings releases and reports prior to public distribution.

      4. Review any reports or other documents filed with the Securities Exchange Commission that include public financial disclosures prior to filing and discuss with management, if appropriate, whether the information contained in these documents is consistent with the information contained in the Company’s financial statements.

      5. In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and adequacy of controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

      6. Review written reports and significant findings, if any, prepared by the independent auditors and, if appropriate, discuss the information contained in the reports with the independent auditors. Review management’s responses, if any, to such reports and findings, including the status of previous recommendations.

      7. Receive copies of reports to management prepared by the internal auditing department and management’s responses to any such reports.

      8. Review, annually, the procedures, organizational structure, and qualifications of the internal audit department. Discuss with the independent auditors the performance of the internal audit department and any recommendations the independent auditors may have.

      9. Oversee compliance with governing laws or regulations, for hiring employees or former employees of the independent auditors.

      10. To the extent that they have not been reviewed by the Compensation Committee of the Board or another committee of the Board of Directors composed of independent directors, review related party transactions and transactions involving potential conflicts of interest with corporate officers and directors, whenever possible in advance of the creation of such transaction or conflict. To the extent that they have not been reviewed by the Compensation Committee of the Board or another committee of the Board of Directors composed of independent directors, cause to be reviewed compensation, expenses, perquisites and related party transactions with corporate officers and directors to verify that they are in accordance with corporate policies and with any agreements or arrangements approved by the Board of Directors.

      11. Establish procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

      12. Establish procedures for the receipt, retention, and treatment – including independent reporting to the Audit Committee of significant problems identified – of complaints regarding accounting, internal accounting control, or auditing matters.

Independent Auditors and Internal Auditors

      13. The independent auditors are ultimately accountable to the Audit Committee of the Board of Directors, which has the ultimate authority and responsibility to select, compensate, evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall oversee the resolution of any financial reporting disagreements between management and the independent auditors, review the independence and performance of the independent auditors and the experience and qualifications of the partners and managers of the independent auditor team. The Audit Committee shall annually appoint the independent auditors or approve any discharge of the independent auditors when circumstances warrant.

      14. Approve the audit fees and other significant compensation to be paid to the independent auditors.

      15. Approve, in advance, the retention and related fees of the independent auditors for any non-audit services and consider whether the provision of these other services is compatible with maintaining the auditors’ independence. This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. Review disclosure of information regarding the approval of independent auditors’ audit services as required by the SEC in periodic reports to investors.

      16. On an annual basis, the Audit Committee should receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company and representing to the Company the independent auditors’ independence consistent with applicable standards. The Audit Committee should discuss with the independent auditors the disclosed relationships or services that may impact the objectivity and independence of the auditors, and take, or recommend that the Board of Directors take, appropriate action to ensure the independence of the auditors.

      17. Review the independent auditors’ audit plan — discuss scope, staffing, reliance upon internal audit and audit approach.

      18. Discuss matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants: A Statement of Auditing Standards No. 61 (as amended).

      19. Obtain and consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting; the discussion should include such issues as the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, the clarity of the Company’s financial disclosures and other significant decisions made by management in preparing the financial disclosures.

      20. The internal auditors will be responsible to the Board of Directors through the Audit Committee. The Audit Committee shall annually review the performance, objectivity and organizational autonomy of the internal auditors. Review and approve the appointment and replacement of the director of the internal audit department when circumstances warrant.

      21. Review the annual internal audit financial budget, audit plan and the processes used to develop the plan. Discuss the scope of the internal audit plan, staffing, status of activities, significant findings, and any recommendations. Approve the compensation of the director of the internal audit department, and fees and other compensation to be paid to third party firms for providing significant internal auditor services.

     Legal Compliance

      22. On at least a quarterly basis, review, with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

      23. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

      24. Report Audit Committee actions to the Board of Directors on a regular basis including any recommendations the Audit Committee deems appropriate.

      25. Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

      26. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

PROXY

GOODY’S FAMILY CLOTHING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 12, 2003, and does hereby appoint Robert M. Goodfriend and Regis J. Hebbeler, or either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Goody’s Family Clothing, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. (EDT) on Wednesday, June 18, 2003 at the Company’s corporate headquarters located at 400 Goody’s Lane, Knoxville, Tennessee, and at any adjournment(s) or postponement(s) thereof, hereby revoking all proxies heretofore given with respect to such stock.

      This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the nominee for director herein.

(Continued and to be signed on reverse side)

☒	Please mark votes as in this example

Your Board recommends a vote FOR the election of the nominee below as a Class II Director.

1.	Election of Director To elect one Class II Director (for a term expiring at the 2006 Annual Meeting of Shareholders). Nominees: (01) Samuel J. Furrow				2.	In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

	FOR NOMINEE	☐	☐	WITHHOLD AUTHORITY TO VOTE FOR NOMINEE LISTED ABOVE

Please sign exactly as name(s) appears hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signer is a corporation, sign the full corporate name by a duly authorized officer. When shares are held by joint tenants, both should sign.

					PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Signature:	Date:	Signature:	Date: